Exhibit 10.4

NextWave Wireless LLC
Stock Option Agreement
Manchester Financial Group, LP

Grant Of Option.

1.
Option. On the terms and conditions set forth in this Agreement and the Notice of Stock Option Grant referencing this Agreement (the “Notice”), NextWave Wireless LLC (the “Company”) grants to the optionee on the Date of Grant an option to purchase at the exercise price a number of Units, consisting of limited liability company interests of the Company. The Notice, together with this Agreement, shall be a separate non-statutory option (i.e., an option that isn’t described in Sections 422(b) or 423(b) of the Internal Revenue Code).

2.	Duration. This Agreement shall apply to this option and to the Units acquired hereunder until all Units subject to this option have been exercised.

Right To Exercise.

3.	Exercisability. This option is fully exercisable to purchase Units as of the Date of Grant.

No Transfer Or Assignment Of Option.

4.
Transferability. Subject to the terms of the Amended and Restated Limited Liability Company Agreement of NextWave Wireless LLC, dated as of April 13, 2005 (the “LLC Agreement”), or the then applicable organizational document of the Company:

This option and the rights and privileges conferred hereby shall be exercisable only by the optionee.

Except as permitted pursuant to the LLC Agreement, neither this option, the rights and privileges conferred hereby nor the Units acquired under this Agreement, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by an optionee and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.

Exercise Procedures.

5.
Withholding Requirements. The Company may withhold any applicable tax (or other governmental obligation) as a result of the exercise of this option, as a condition to the exercise of this option, and the optionee shall make arrangements satisfactory to the Company to enable it to satisfy all such withholding requirements. The optionee shall also make arrangements satisfactory to the Company to enable it to satisfy any withholding requirements that may arise in connection with the vesting or disposition of Units purchased by exercising this option.

6.	No Assurances of Tax Consequences. Optionee shall consult with its own tax counsel regarding tax treatment of this option, and the Company provides no assurances regarding such treatment.

Payment For Units.

7.	Wire Transfer or Check. All or part of the Exercise Price may be paid in U.S. Dollars by wire transfer or check.

Term And Expiration.

8.	Basic Term. This option shall expire on the expiration date set forth in the Notice.

Legality Of Initial Issuance.

9.
No Units shall be issued upon the exercise of this option unless and until the Company has determined that the Company and the optionee have taken any actions required to register the Units under the Securities Act or to perfect an exemption from the registration requirements thereof; any applicable listing requirement of any stock exchange or other securities market on which Stock is listed has been satisfied; and any other applicable provision of state or federal law has been satisfied.

 Registration Rights.

10.
The Company may, but shall not be obligated to, register or qualify the sale of Units under the Securities Act or any other applicable law. The Company shall not be obligated to take any affirmative action in order to cause the sale of Units under this Agreement to comply with any law.

 Restrictions On Transfer.

11.
Securities Law Restrictions. Regardless of whether the offering and sale of Units under the Plan have been registered under the Securities Act or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of such Units (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act or the securities laws of any state or any other law.

12.
LLC Agreement Restrictions. Upon exercise of the option, the optionee agrees that it shall hold the Units subject to the terms and conditions of the LLC Agreement (or the then applicable organizational document of the Company), including without limitation the restrictions on transferability set forth therein.

13.
Undertaking. The optionee agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable to carry out or effect one or more of the obligations or restrictions imposed on either the optionee or upon the Restricted Units pursuant to the provisions of this Agreement.

14.
Investment Intent. The optionee represents and agrees that as of the Date of Grant, the Units to be acquired upon exercising this option will be acquired for investment, and not with a view to the sale or distribution thereof. If the sale of Units is not registered under the Securities Act but an exemption is available which requires an investment representation or other representation, the optionee shall represent and agree at the time of exercise that the Units being acquired upon exercising this option are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel.

15.	Legends. All certificates evidencing Units purchased under this Agreement shall bear the following legends:

“The Units represented hereby may not be sold, assigned, transferred, encumbered or in any manner disposed of, except in compliance with the terms of a written agreement between the company and the registered holder of the shares (or the predecessor in interest to the Units). Such agreement grants to the Company certain repurchase rights. The Secretary of the Company will upon written request furnish a copy of such agreement to the holder hereof without charge.”

“The Units represented hereby have not been registered under the Securities Act of 1933, as amended, and may not be sold, pledged, or otherwise transferred without an effective registration thereof under such act or an opinion of counsel, satisfactory to the Company and its counsel, that such registration is not required.”

“The Units represented by this certificate are subject to certain restrictions on transfer and conditions set forth in the Amended And Restated Limited Liability Company Agreement, dated as of April 13, 2005, by and among the members of NextWave Wireless LLC. A copy of such agreement may be obtained from NextWave Wireless at its principal executive offices. Any transferee of the interests represented by this certificate shall be deemed to agree to be bound by the terms of the agreement.”

16.
Removal of Legends. If, in the opinion of the Company, any legend placed on a certificate representing Units sold under this Agreement is no longer required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of Units but without such legend.

17.	Administration. Any determination by the Company in connection with any of the matters set forth in this Section shall be conclusive and binding on the optionee and all other persons.

 Adjustment Of Units.

18.
In the event of a subdivision of the outstanding Units, a declaration of a dividend payable in Units, a declaration of an extraordinary dividend payable in a form other than Units in an amount that has a material effect on the Fair Market Value of the Units, a combination or consolidation of the outstanding Units into a lesser number of Units, a recapitalization, a spin-off, a reclassification, or a change in corporate structure or a similar occurrence that results in a change in the Units, the terms of this option (including, without limitation, the number and kind of Units subject to this option and the Exercise Price) shall be adjusted correspondingly. In the event that the Company is a party to a merger or consolidation, this option shall be subject to the agreement of merger or consolidation.

Miscellaneous Provisions.

19.
Rights as a Shareholder. Neither the optionee nor the optionee’s representative shall have any rights as an equity owner with respect to any Units subject to this option until the optionee or the optionee’s representative becomes entitled to receive such Units by (i) filing a notice of exercise, and (ii) paying the exercise price as provided in this Agreement.

20.
Notification. Any notice required by this Agreement shall be given in writing and shall be deemed effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid. A notice shall be addressed to the Company at its principal executive office and to the optionee at the address that he or she most recently provided to the Company.

21.
Entire Agreement. The Notice and this Agreement constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.

22.
Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the optionee, the optionee’s permitted assigns and the legal representatives, whether or not any such person shall have become a party to this Agreement and have agreed in writing to be join herein and be bound by the terms hereof.

23.	Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such State.

 Definitions.

“Date of Grant” shall mean the date specified in the Notice.

“Exercise Price” shall mean the amount for which one Share may be purchased upon exercise of this option, as specified in the Notice.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Unit” shall mean one common unit of the Company.

“Subsidiary” shall mean any entity that the Company owns fifty percent (50%) or more of the total outstanding equity interests.

“Transferee” shall mean any person to whom the optionee has directly or indirectly transferred any Unit acquired under this Agreement.